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                                                           EXHIBIT NO. 99.13

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statements on Form N-3 of Capital Appreciation Variable Account, Global Governments Variable Account, Government Securities Variable Account, High Yield Variable Account, Managed Sectors Variable Account, Money Market Variable Account and Total Return Variable Account of our report dated February 6, 2003 appearing in the annual report to contract owners for the year ended December 31, 2002, and to the use of our report dated February 21, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities") accompanying the financial statements of Sun Life Assurance Company of Canada (U.S.) contained in the Statement of Additional Information, which is part of such Registration Statements. We also consent to the references to us under the headings "Condensed Financial Information" in the Prospectus, which is part of such Registration Statements, and "Accountants and Financial Statements" in the Statement of Additional Information.


DELOITTE & TOUCHE, LLP
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DELOITTE & TOUCHE, LLP
Boston, Massachusetts
April 25, 2003